                                                                     EXHIBIT 2.1






                            ASSET PURCHASE AGREEMENT



                                     BETWEEN


                                e-centives, Inc.
                                    ("Buyer")

                                       AND


                               Inktomi Corporation
                                   ("Seller")



                                January 18, 2001

                                TABLE OF CONTENTS

1.      DEFINITIONS...............................................................................................................1
2.      BASIC TRANSACTION.........................................................................................................7
        (a)   Purchase and Sale of Assets.........................................................................................7
        (b)   Assumption of Liabilities...........................................................................................7
        (c)   Purchase Price......................................................................................................7
        (d)   The Closing.........................................................................................................7
        (e)   Deliveries at the Closing...........................................................................................8
        (f)   Allocation..........................................................................................................8
        (g)   Earnout.............................................................................................................8
        (h)   Warrant.............................................................................................................8
        (i)   Determination of Earnout Achievement and Warrant Vesting............................................................8
        (j)   Escrow Agreement; Indemnity Shares..................................................................................9
3.      REPRESENTATIONS AND WARRANTIES OF THE SELLER..............................................................................9
        (a)   Organization of the Seller..........................................................................................9
        (b)   Authorization of Transaction........................................................................................9
        (c)   Noncontravention....................................................................................................9
        (d)   Brokers' Fees......................................................................................................10
        (e)   Title to Assets....................................................................................................10
        (f)   Subsidiaries.......................................................................................................10
        (g)   Financial Statements...............................................................................................10
        (h)   Events Subsequent to Most Recent Balance Sheet Date................................................................10
        (i)   Undisclosed Liabilities............................................................................................12
        (j)   Legal Compliance...................................................................................................12
        (k)   Tax Matters........................................................................................................12
        (l)   Real Property......................................................................................................12
        (m)   Intellectual Property and Technology...............................................................................12
        (n)   Contracts..........................................................................................................15
        (o)   Notes and Accounts Receivable......................................................................................16
        (p)   Litigation.........................................................................................................16
        (q)   Product Warranty...................................................................................................17
        (r)   Division Employees.................................................................................................17
        (s)   Employee Benefits..................................................................................................17
        (t)   Environmental, Health, and Safety Matters..........................................................................17
        (u)   Acquired Assets....................................................................................................18
        (v)   Investment.........................................................................................................18
        (w)   No other Representations...........................................................................................18
4.      REPRESENTATIONS AND WARRANTIES OF THE BUYER..............................................................................18
        (a)   Organization of the Buyer..........................................................................................18
        (b)   Authorization of Transaction.......................................................................................18
        (c)   Noncontravention...................................................................................................18
        (d)   Brokers' Fees......................................................................................................19
        (e)   Capitalization.....................................................................................................19
        (f)   SEC and Other Documents; Financial Statements......................................................................19
        (g)   No Undisclosed Liabilities.........................................................................................19
        (h)   Absence of Certain Changes or Events...............................................................................20
        (i)   Litigation; Orders.................................................................................................20
        (j)   Taxes..............................................................................................................20
        (k)   No other Representations...........................................................................................20
5.      PRE-CLOSING COVENANTS....................................................................................................21
        (a)   General............................................................................................................21


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
        (b)   Notices and Consents...............................................................................................21
        (c)   Operation of Business..............................................................................................21
        (d)   Preservation of Business...........................................................................................21
        (e)   Full Access........................................................................................................21
        (f)   Notice of Developments.............................................................................................21
        (g)   Exclusivity........................................................................................................21
        (h)   Standstill.........................................................................................................22
        (i)   Notice to Employees; Compliance with European Union Protection of Employment Regulations...........................22
        (j)   Disclosure.........................................................................................................22
        (k)   SVB Liens..........................................................................................................22
6.      POST-CLOSING COVENANTS...................................................................................................22
        (a)   General............................................................................................................23
        (b)   Access; Litigation Support.........................................................................................23
        (c)   Confidentiality....................................................................................................23
        (d)   Covenant Not to Compete............................................................................................23
        (e)    Financial Statements..............................................................................................24
        (f)   Listing and Free Tradability of Buyer Shares; Compliance with SWX Rules............................................24
        (g)   Unassignable Assets................................................................................................24
        (h)   Employees..........................................................................................................25
        (i)   Stamp and Transfer Taxes...........................................................................................27
        (j)   Missed Assets......................................................................................................27
        (k)   Transitional Matters...............................................................................................27
7.      CONDITIONS TO OBLIGATION TO CLOSE........................................................................................28
        (a)   Conditions to Obligation of the Buyer..............................................................................28
        (b)   Conditions to Obligation of the Seller.............................................................................30
8        REMEDIES FOR BREACHES OF THIS AGREEMENT.................................................................................31
        (a)   Survival of Representations and Warranties.........................................................................31
        (b)   Indemnification Provisions for Benefit of the Buyer................................................................31
        (c)   Indemnification Provisions for Benefit of the Seller...............................................................32
        (d)   Matters Involving Third Parties....................................................................................32
        (e)   Escrow Claims......................................................................................................33
        (f)   Other Remedies.....................................................................................................35
9.      TERMINATION..............................................................................................................35
        (a)   Termination of Agreement...........................................................................................35
        (b)   Effect of Termination..............................................................................................35
10.     MISCELLANEOUS............................................................................................................36
        (a)   Joint Communications; Public Announcements.........................................................................36
        (b)   No Third-Party Beneficiaries.......................................................................................36
        (c)   Entire Agreement...................................................................................................36
        (d)   Succession and Assignment..........................................................................................36
        (e)   Counterparts.......................................................................................................36
        (f)   Headings...........................................................................................................36
        (g)   Notices............................................................................................................36
        (h)   Governing Law......................................................................................................37
        (i)   Amendments and Waivers.............................................................................................37
        (j)   Severability.......................................................................................................37
        (k)   Expenses...........................................................................................................37
        (l)   Construction.......................................................................................................38
        (m)   Incorporation of Exhibits and Schedules............................................................................38
        (n)   Specific Performance...............................................................................................38
        (o)   Bulk Transfer Laws.................................................................................................38


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
        (p)   Buyer's Actions in Switzerland.....................................................................................38


LIST OF EXHIBITS AND SCHEDULES

EXHIBIT A -- FORM OF WARRANT
EXHIBIT B -- FORM OF ESCROW AGREEMENT
EXHIBIT C -- FORM OF LICENSE AGREEMENT
EXHIBIT D -- FORM OF LOCK-UP AGREEMENT
DISCLOSURE SCHEDULES
SCHEDULE I -- LIST OF ACQUIRED ASSETS
SCHEDULE II -- LIST OF DIVISION EMPLOYEES
ANNEX A -- DETERMINATION OF EARNOUT SHARES
ANNEX B -- BASE PRICE ADJUSTMENTS

                            ASSET PURCHASE AGREEMENT

        This Agreement is entered into as of January 18, 2001, by and between e-centives, Inc., a Delaware corporation (the "Buyer"), and Inktomi Corporation, a Delaware corporation (the "Seller"). The Buyer and the Seller are referred to collectively herein as the "Parties."

        This Agreement contemplates a transaction in which the Buyer will purchase all of the assets (and assume certain of the liabilities) of the Commerce Product Business unit of the Seller in return for shares of common stock of the Buyer.

        Now, therefore, in consideration of the promises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows:

        1.      Definitions.

        "Accredited Investor" has the meaning set forth in Regulation D promulgated under the Securities Act.

        "Acquired Assets" means all of the assets listed on SCHEDULE I.

        "Additional Indemnity Payments" has the meaning set forth in Section 8(e) below.

        "Adverse Consequences" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, Liabilities, obligations, Taxes, liens, losses, expenses, and fees, including court costs and attorneys' fees and expenses.

        "Adverse Discovery" has the meaning set forth in Section 7(a)(x) below.

        "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

        "Affiliated Group" means any affiliated group within the meaning of Code
Section 1504(a) or any similar group defined under a similar provision of state, local, or foreign law.

        "Ancillary Agreements" means the Warrant in the form attached hereto as EXHIBIT A, the Escrow Agreement in the form attached hereto as EXHIBIT B, the License Agreement in the form attached hereto as EXHIBIT C, the Lock-Up Agreement in the form attached hereto as EXHIBIT D, and a reseller agreement as contemplated by Section 6(k).

        "Assumed Liabilities" means all of the Liabilities relating to or in connection with the Acquired Assets.

        "Base Price" has the meaning set forth in Section 2(c) below.

        "Buyer" has the meaning set forth in the preface above.

        "Buyer Reports" has the meaning set forth in Section 4(f) below.


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


        "Buyer Share" means any share of the common stock, $0.01 par value per share, of the Buyer.

        "Calculation Date" has the meaning set forth in Section 8(e) below.

        "Closing" has the meaning set forth in Section 2(d) below.

        "Closing Date" has the meaning set forth in Section 2(d) below.

        "Closing Price" means, for any day, the average of the high and low closing prices of the Buyer Shares on such day (i) as reported on the Nasdaq system, if the Buyer Shares are then listed on Nasdaq, or (ii) if the Buyer Shares are not then so listed, but are then listed on SWX New Market of the SWX, as reported by the SWX New Market of the SWX, after applying the CHF-USD exchange rate, as determined at 5 p.m., Swiss time, on such day, by swissfirst Bank, AG.

        "COBRA" means the requirements of Part 6 of Subtitle B of Title I of ERISA and Code Section 4980B and of any similar state law, including any proposed or final regulations explaining those requirements.

        "COBRA Coverage" has the meaning set forth in Section 6(h) below.

        "Code" means the Internal Revenue Code of 1986, as amended.

        "Commerce Product Business" means a dedicated product listing, product search, and merchandising business, but does not extend to a general search service, or any software or technology that returns results that include products or services so long as such search service's, software's or technology's primary function is not solely to generate commerce or product-related results.

        "Competing Portion" has the meaning set forth in Section 6(d) below.

        "Confidentiality Agreement" means the Confidentiality Agreement dated November 27, 2000 by and between the Seller and the Buyer.

        "Disclosure Schedule" has the meaning set forth in Section 3 below.

        "Division" means the Seller with respect to its Commerce Product Business unit.

        "Division Employee" has the meaning set forth in Section 6(h) below.

        "Due Inquiry" means with respect to any of the Seller's representations or warranties herein being true or becoming untrue, inaccurate or incomplete, the reasonable investigation that a prudent manager would conduct to determine the accuracy of such matter.

        "Earnout" has the meaning set forth in Section 2(g) below.

        "Earnout Period" means the First Earnout Period and the Second Earnout Period, taken collectively.

        "Earnout Shares" has the meaning set forth in Section 2(g) below, and include the First Earnout Shares and the Second Earnout Shares.

        "Environmental, Health, and Safety Requirements" shall mean all federal, state, local and foreign statutes, regulations, ordinances and other provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations and all common law concerning public health and safety, worker health and safety, and pollution or protection of the environment, including all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation, each as amended and as now or hereafter in effect.

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

        "Escrow Agent" has the meaning set forth in Section 2(j) below.

        "Escrow Agreement" has the meaning set forth in Section 2(j) below.

        "Fair Market Value" has the meaning set forth in Section 8(e) below.

        "First Earnout Shares" has the meaning set forth in Section 2(g) below.

        "First Escrow Period" has the meaning set forth in Section 2(g) below.

        "Floor" has the meaning set forth in Section 8(e) below.

        "Form 8-K" has the meaning set forth in Section 6(e) below.

        "GAAP" means United States generally accepted accounting principles as in effect from time to time.

        "Hired Employees" has the meaning set forth in Section 6(h) below.

        "Indemnified Party" has the meaning set forth in Section 8(d) below.

        "Indemnifying Party" has the meaning set forth in Section 8(d) below.

        "Indemnity Fund" has the meaning set forth in Section 2(j) below.

        "Indemnity Shares" has the meaning set forth in Section 2(j) below.

        "Intellectual Property" means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, prepared but unfiled patent applications and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, business processes, product functionality, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all domain names and rights therein, (g) all other proprietary rights, and (h) all copies and tangible embodiments of any of the foregoing (in whatever form or medium).

        "Key Contracts" means the contracts identified as Key Contracts on
Section 3(n) of the Disclosure Schedule.

        "Knowledge of the Buyer" means actual knowledge of any executive officer of the Buyer.

        "Knowledge of the Seller" means actual knowledge of any executive officer of the Seller, Kevin Brown, Dennis Ferrell, Josh Tretakoff, Andy Rosenbaum, Cesiah Tiran and Carter Maslan. For purposes of Section 3(m), Knowledge of the Seller shall also include the actual knowledge of Jack Yang.

        "Liability" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

        "Liquid Stock Value" has the meaning set forth in Section 8(e) below.

        "Liquidation Date" has the meaning set forth in Section 8(e) below.

        "Locked-up Stock" has the meaning set forth in Section 8(e) below.

        "Market Opinion" has the meaning set forth in Section 8(e) below.

        "Material Adverse Effect" means, with respect to any corporation or division, a material adverse effect on the business, results of operation or financial condition of such corporation or division.

        "Missed Asset" means any of the following that is omitted from SCHEDULE
I: (a) any contract or other asset related primarily to the Division in effect prior to the Closing Date, and (b) any of the Seller's Intellectual Property or Seller's Technology in existence or in development or testing on or prior to the Closing Date that would have been necessary, material or reasonably expected to be used in the business and operations of the Division.

        "Missed Licensed Asset" means any of the following that is omitted from the License Agreement: any of the Seller's Intellectual Property or Seller's Technology in existence or in development or testing on or prior to the Closing Date that would have been necessary, material or reasonably expected to be used in the business and operations of the Division.

        "Most Recent Balance Sheet" has the meaning set forth in Section 3(g) below.

        "Nasdaq" means the National Market System of the National Association of Securities Dealers Automated Quotation.

        "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency) of (a) the Seller with respect to the Division or (b) the Buyer.

        "Paid Claim" has the meaning set forth in Section 8(e) below.

        "Party" has the meaning set forth in the preface above.

        "Payroll Taxes" has the meaning set forth in Section 6(h) below.

        "Permitted Lien" means any (a) mechanic's, materialmen's, and similar liens, (b) liens for Taxes not yet due and payable or for Taxes that the taxpayer is contesting in good faith through appropriate proceedings, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money which, either individually or in the aggregate, are not material to the Division or its assets, business or operations.

        "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

        "Positive Market Opinion" has the meaning set forth in Section 8(e) below.

        "Purchase Price" has the meaning set forth in Section 2(c) below.

        "Redwood Shores Facility" has the meaning set forth in Section 3(l) below.

        "Redwood Shores Lease" has the meaning set forth in Section 3(l) below.

        "SEC" means the Securities and Exchange Commission.

        "Search Business" has the meaning set forth in Section 6(d) below.

        "Second Earnout Shares" has the meaning set forth in Section 2(g) below.

        "Second Escrow Period" has the meaning set forth in Section 2(g) below.

        "Securities Act" means the Securities Act of 1933, as amended.

        "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "Securities Laws" has the meaning set forth in Section 4(f) below.

        "Security Interest" means any mortgage, pledge, lien, encumbrance, charge, or other security interest.

        "Seller" has the meaning set forth in the preface above.

        "Seller's Intellectual Property" means the Intellectual Property owned or licensed by Seller.

        "Seller's Technology" means the Technology owned or licensed by Seller.

        "Significant Event" means any of (i) the acquisition by a Person or any partnership, limited partnership, syndicate or other "group" as such term is used in Section 13(d)(3) of the Securities Exchange Act (a "13D Group"), other than the Seller and any Affiliate thereof, of beneficial ownership of Voting Stock representing twenty percent (20%) or more of the then-outstanding Voting Stock, except if such Person or 13D Group enters into a standstill agreement with the Buyer on terms no less favorable to the Buyer than the standstill provisions in
Section 5(h) below; (ii) the announcement or commencement by a Person or 13D Group, other than the Seller and any Affiliate thereof, of a tender or exchange offer to acquire Voting Stock which, if successful, would result in such Person or 13D Group owning, when combined with any other Voting Stock owned by such Person or 13D Group, twenty percent (20%) or more of the then-outstanding Voting Stock that the Board of Directors is reasonably likely to accept or has a reasonable chance of success, which determination is made by a nationally recognized investment banking firm based on a reasonable analysis of the relevant facts and circumstances and the Buyer shall have received a certificate from an executive officer of the Seller that such determination has been made by such investment banking firm; or (iii) the entering into by the Buyer, or publicly announced determination by the Buyer to seek to enter into, any merger, sale or other business combination transaction, other than a transaction with the Seller or any Affiliate thereof, pursuant to which (A) the outstanding shares of common stock would be converted into cash or securities of another Person or 13D Group, (B) fifty percent (50%) or more of the then-outstanding shares of common stock would be owned by Persons other than the then-current holders of shares of common stock or (C) would result in all or substantially all of the Buyer's assets being sold to any Person or 13D Group, other than the Seller and any Affiliate thereof (unless the Buyer's stockholders immediately prior to such sale of all or substantially all of the Buyer's assets will hold Voting Stock representing at least fifty percent (50%) of the voting power of the Person or 13D Group purchasing such assets).

        "Subsidiary" means any corporation with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

        "SVB Liens" has the meaning set forth in Section 5(k) below.

        "SWX" means the SWX Swiss Exchange.

        "SWX New Market" means the SWX New Market of the SWX.

        "Tax" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Section
59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

        "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

        "Technology" means computer hardware or software (including data and related documentation, and including both source code and object code, but excluding off-the-shelf software), technology licenses, know-how (and the manner in which such know-how is memorialized) and other technology, together with all adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all related confidential business information (including ideas, research and development, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings and specifications), and all copies and tangible embodiments thereof (in whatever form or medium).


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


        "Technology Contract" has the meaning set forth in Section 6(g) below.

        "Third Party Claim" has the meaning set forth in Section 8(d) below.

        "Third Party Institution" has the meaning set forth in Section 8(e) below.

        "Transfer of Undertakings Regulations" has the meaning set forth in
Section 5(i) below.

        "Transferred Intellectual Property" means the Seller's Intellectual Property that is included in the Acquired Assets.

        "Transferred Technology" means the Seller's Technology that is included in the Acquired Assets.

        "Voting Stock" means the common stock or other securities issued by the Buyer ordinarily entitled to vote in the election of the board of directors of the Buyer (other than securities having such power only upon the happening of a contingency that has not occurred as of the relevant time).

        "WARN Act" has the meaning set forth in Section 5(i) below.

        "Warrant" has the meaning set forth in Section 2(h) below.

        "8-K Financial Statements" has the meaning set forth in Section 6(e) below.

        "13D Group" has the meaning set forth in the definition of Significant Event above.

        2.      Basic Transaction.

        (a) Purchase and Sale of Assets. On and subject to the terms and conditions of this Agreement, the Buyer agrees to purchase from the Seller, and the Seller agrees to sell, transfer, convey, and deliver to the Buyer, all of the Acquired Assets at the Closing for the consideration specified below in this
Section 2.

        (b) Assumption of Liabilities. On and subject to the terms and conditions of this Agreement, the Buyer agrees to assume and become responsible for all of the Assumed Liabilities at the Closing. The Buyer will not assume or have any responsibility, however, with respect to any other obligation or Liability of the Seller not included within the definition of Assumed Liabilities.

        (c) Purchase Price. The purchase price for the Acquired Assets (the "Purchase Price") will be the aggregate of (i) 19.9% of the Buyer Shares outstanding as of the Closing Date (or in the event that the period of time between the date hereof and the Closing Date exceeds twenty-nine (29) calendar days, then as of the next trading day of the SWX thereafter) on a pro forma basis, giving effect to the issuance of such stock (the "Base Price"), and (ii) the Warrant. The Base Price shall be subject to adjustment as set forth on ANNEX B.

        (d) The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Hogan & Hartson L.L.P. in Washington, D.C., commencing at 9:00 a.m. local time on the first business day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself) or such other date as the Parties may mutually determine (the "Closing Date"); provided, however, that the Closing Date shall be no earlier than February 1, 2001.

        (e) Deliveries at the Closing. At the Closing, (i) the Seller will deliver to the Buyer the various certificates, instruments, and documents referred to in Section 7(a) below; (ii) the Buyer will deliver to the Seller the various certificates, instruments, and documents referred to in Section 7(b) below; (iii) the Seller will execute, acknowledge (if appropriate), and deliver to the Buyer assignments (including real property and Intellectual Property transfer documents) and such other instruments of sale, transfer and conveyance, and in such form, as the Buyer and its counsel reasonably may request; (iv) the Buyer will execute, acknowledge (if appropriate), and deliver to the Seller such instruments of assumption as the Seller and its counsel reasonably may request; and (v) the Buyer will deliver the Base Price specified in Section 2(c) above, less the Earnout Shares and the Indemnity Shares which shall be deposited into escrow pursuant to Section 2(g) and Section 2(j) below.

        (f) Allocation. The Parties agree to allocate the Purchase Price (and all other capitalizable costs) among the Acquired Assets for all purposes (including financial accounting and tax purposes) in accordance with an allocation schedule jointly prepared in good faith by the Buyer and the Seller within ninety (90) days after the Closing Date.

        (g) Earnout. At the Closing the Buyer will deposit into escrow such number of Buyer Shares equal to 15% of the Base Price (the "Earnout Shares"). One half of the Earnout Shares (the "First Earnout Shares") shall be held in escrow for a period of one year following the Closing (the "First Escrow Period"), and the other half of the Earnout Shares (the "Second Earnout Shares") shall be held in escrow for a period of eighteen (18) months following the Closing (the "Second Escrow Period"). If after completion of the First Escrow Period, the revenue and product functionality applicable to the First Escrow Period set forth on ANNEX A have been achieved, the First Earnout Shares shall be disbursed to the Seller; if one or more of such criteria have not been achieved, the First Earnout Shares shall be disbursed to the Buyer in accordance with the terms of the Escrow Agreement. If after completion of the Second Escrow Period, the revenue and product functionality applicable to the Second Escrow Period set forth on ANNEX A have been achieved, the Second Earnout Shares shall be disbursed to the Seller in accordance with the terms of the Escrow Agreement; if one or more of such criteria have not been achieved, the Second Earnout Shares shall be disbursed to the Buyer in accordance with the terms of the Escrow Agreement. The terms of this Section 2(g) will be referred to herein generally as the "Earnout."

        (h) Warrant. The Buyer will issue to the Seller at the Closing a warrant to purchase such number of Buyer Shares equal to 10% of the Buyer Shares outstanding immediately prior to the Closing (or in the event that the period of time between the date hereof and the Closing Date exceeds twenty-nine (29) calendar days, then as of the next trading day of the SWX thereafter) on a fully diluted basis but not giving effect to the issuance of the Base Price (the "Warrant"). The Warrant shall be in the form set forth on EXHIBIT A attached hereto, and shall have an exercise price equal to the average of the Closing Prices over the five (5) consecutive trading days ending on the date that is two
(2) trading days prior to the Closing Date. The exercise price shall be quoted in US Dollars after applying the CHF-USD exchange rate, as determined at 5 p.m., Swiss time, by swissfirst Bank, AG, on the date that is two (2) trading days prior to the Closing Date.

        (i) Determination of Earnout Achievement and Warrant Vesting. Any determination of whether the criteria for the Earnout have been achieved or whether the vesting conditions for the Warrant have been met shall be made initially by the Buyer based on the financial statements of the Buyer, with respect to the Earnout in accordance with the procedures set forth in ANNEX A hereto, and with respect to the Warrant in accordance with the procedures set forth in Annex II to the Warrant. Unless the Seller objects in writing to any Earnout achievement or Warrant vesting determination within fifteen (15) business days of the receipt of such determination by the Seller, such determination shall be conclusive and binding on the Seller. In the event the Seller disputes any such determination within such fifteen (15) day period based on the financial criteria set forth in ANNEX A hereto or Annex II to the Warrant, as the case may be, the financial portion of such determination

(including, to the extent necessary, the Buyer financial statements on which such determination is based) shall be reviewed by a neutral "Big 5" accounting firm selected by the Buyer. Any adjustment in the financial portion of such determination made by such accounting firm shall, to the extent practicable, be made within thirty (30) days following the engagement of such accountants, and any such determination shall be conclusive and binding on the Parties. The expense of such Big 5 accounting firm shall be borne as follows: (i) if the determination results in favor of the Seller, then the Buyer shall bear such cost; or (ii) if the determination does not result in favor of the Seller, then the Seller shall bear such cost. The Parties shall jointly instruct the Escrow Agent to disburse the Earnout Shares in the manner required by this Agreement, including this paragraph.

        (j) Escrow Agreement; Indemnity Shares. At the Closing, the Parties will enter into an escrow agreement (the "Escrow Agreement") substantially in the form attached hereto as EXHIBIT B with a financial institution to be mutually selected by the Buyer and the Seller serving as the escrow agent (the "Escrow Agent"). At the Closing, the Buyer will deposit into the escrow (i) the Earnout Shares, as provided above, and such number of Buyer Shares equal to 25% of the Base Price, to be held in escrow as provided in the Escrow Agreement for the satisfaction of indemnity claims (the "Indemnity Shares"). As provided in more detail in the Escrow Agreement, the Indemnity Shares shall be held in escrow for a period of thirty (30) months following the Closing Date, together with any cash generated by the sale of the Indemnity Shares (such cash, together with the Indemnity Shares, the "Indemnity Fund") as provided in the Escrow Agreement. The Indemnity Shares shall be held and disbursed to the Buyer to the extent contemplated pursuant to the indemnification provisions of Section 8(b)(i) below, and otherwise to the Seller. The Seller and the Buyer agree that each will execute and deliver such reasonable instruments and documents as are furnished by any other party to enable such furnishing party to receive those portions of the Indemnity Shares to which the furnishing party is entitled under the provisions of the Escrow Agreement and this Agreement.

        3. Representations and Warranties of the Seller. The Seller represents and warrants to the Buyer that the statements contained in this
Section 3 are true, correct and complete as of the date of this Agreement, except as set forth in the disclosure schedule accompanying this Agreement and initialed by the Parties (the "Disclosure Schedule"). The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 3.

        (a) Organization of the Seller. The Seller is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

        (b) Authorization of Transaction. The Seller has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. Without limiting the generality of the foregoing, the board of directors of the Seller have duly authorized the execution, delivery, and performance of this Agreement by the Seller. This Agreement constitutes the valid and legally binding obligation of the Seller, enforceable in accordance with its terms and conditions. No shareholder approval of the Seller is necessary to consummate the transactions contemplated herein.

        (c) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in Section 2 above), will
(i) violate any statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Seller is subject or any provision of the charter or bylaws of the Seller or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Seller is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets). The Seller need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement (including the assignments and assumptions referred to in Section 2 above), except, in each case, as would not reasonably be expected to have a Material Adverse Effect on the Division.

        (d) Brokers' Fees. The Seller has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Buyer or the Division will become liable or obligated.

        (e) Title to Assets. The Seller has good and marketable title to, or a valid leasehold interest in (in the case of assets consisting of leaseholds), the Acquired Assets, free and clear of all Security Interests other than Permitted Liens. Without limiting the generality of the foregoing, the Seller has and will convey to the Buyer at the Closing good and marketable title to all of the Acquired Assets, free and clear of any Security Interest or restriction on transfer.

        (f) Subsidiaries. The Division has no Subsidiaries. Except for the Seller's investment in AirFlash, Inc., the Seller does not own or control, directly or indirectly, or have any direct or indirect equity participation in any corporation, partnership, trust, or other business association which is engaged primarily in the business of the Division.

        (g) Financial Statements. Attached to the Disclosure Schedule is the unaudited balance sheet as of December 31, 2000 for the Division (the "Most Recent Balance Sheet"). The Most Recent Balance Sheet has been prepared in accordance with GAAP (subject to the footnotes thereto, which are management's reasonable estimates, and except for the absence of footnotes required by GAAP) applied on a consistent basis, presents fairly in all material respects the financial condition of the Division as of such date, and is consistent with the books and records of the Division (which books and records are correct and complete in all material respects).

        (h) Events Subsequent to Most Recent Balance Sheet Date. Since December 31, 2000, there has not been any material adverse change in the business, financial condition, operations or results of operations of the Division. Without limiting the generality of the foregoing:

                (i) the Division has not sold, leased, transferred, or assigned any of its assets, tangible or intangible, other than for a fair consideration in the Ordinary Course of Business (other than assets having an aggregate value of less than $50,000);

                (ii) the Division has not entered into any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) that is outside the Ordinary Course of Business;

                (iii) no party (including the Division) has accelerated, terminated, modified, or cancelled any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) involving more than $50,000 of payments or sales or liabilities to which the Division is a party or by which any of them is bound;

                (iv) the Division has not imposed any Security Interest (other than Permitted Liens) upon any of the Acquired Assets;

                (v) the Division has not made any capital expenditure (or series of related capital expenditures) either involving more than $50,000 of payments, commitments or liabilities or that is outside the Ordinary Course of Business;

                (vi) the Division has not made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans, and acquisitions) either involving more than $50,000 of payments, commitments or liabilities or that is outside the Ordinary Course of Business;

                (vii) the Division has not issued any note, bond, or other debt security or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligation involving more than $50,000 in the aggregate of payments, commitments or liabilities;

                (viii) the Division has not delayed or postponed the payment of accounts payable and other Liabilities involving more than $50,000 in the aggregate of payments, commitments or liabilities;

                (ix) the Division has not cancelled, compromised, waived, or released any right or claim (or series of related rights and claims) involving more than $50,000 of receipts, commitments or rights;

                (x) the Division has not granted any license or sublicense of any rights under or with respect to any of the Transferred Intellectual Property other than in the sales of products and services to customers in the Ordinary Course of Business;

                (xi) the Division has not experienced any material damage, destruction, or loss (whether or not covered by insurance) to any of the Acquired Assets;

                (xii) the Division has not made any loan to, or entered into any other transaction with (other than the hiring, firing or grant of stock options or bonuses in the Ordinary Course of Business) any Division Employee;

                (xiii) the Division has not entered into any employment contract (other than at-will employment contracts) or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement outside the Ordinary Course of Business;

                (xiv) the Division has not granted any increase in the base compensation of any of the Division Employees outside the Ordinary Course of Business;

                (xv) the Division has not adopted, amended, modified, or terminated any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of the Division Employees, or taken any such action with respect to any other Employee Benefit Plan;

                (xvi) the Division has not made any other change in employment terms for any of the employees of the Seller whose services relate to the Division outside the Ordinary Course of Business;

                (xvii) the Division has not made or pledged to make any charitable or other capital contribution outside the Ordinary Course of Business; and

                (xviii) the Division has not committed to any of the foregoing.

        (i) Undisclosed Liabilities. The Division has no Liability (and after Due Inquiry, the Seller has no reason to believe that there is any future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against the Division that could reasonably be expected to give rise to a Liability) except for (i) Liabilities set forth on the face of the Most Recent Balance Sheet and (ii) Liabilities which have arisen after December 31, 2000 in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law). The Division is not a guarantor or otherwise liable for any Liability or obligation (including indebtedness) of any other Person. To the Knowledge of the Seller, the Division has no Liability arising out of any injury to individuals or property as a result of the ownership, possession, or use of any product manufactured, sold, leased, or delivered by the Division.

        (j) Legal Compliance. The Division and its respective predecessors and Affiliates have complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), except as would not reasonably be expected to have a Material Adverse Effect on the Division and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply.

        (k) Tax Matters. The Division has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

        (l)     Real Property.

                (i)     The Acquired Assets do not include any real property.

                (ii) The Acquired Assets do not include any lease or sublease of real property, except to the extent contemplated by Section 6(k) with respect to the lease made as of February 7, 2000 by and between Spieker Properties, L.P. and the Seller (the "Redwood Shores Lease") for 555 Dolphin Drive, Redwood Shores, California (the "Redwood Shores Facility"). The Redwood Shores Lease is a legal, valid, binding, enforceable against the Seller and, to the Knowledge of the Seller, against each other party thereto. Neither the Seller nor, to the Knowledge of the Seller, the other party to the Redwood Shores Lease has repudiated any provision thereof. Neither the Seller nor, to the Knowledge of the Seller, the other party to the Redwood Shores Lease is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default by the Seller or by the other party to the Redwood Shores Lease, so as to permit termination, modification, or acceleration thereunder.

        (m)     Intellectual Property and Technology.

                (i) The Division owns or has the right to use pursuant to license, sublicense, agreement, or permission all Transferred Intellectual Property and Transferred Technology. The Transferred Intellectual Property and Transferred Technology constitute all the Intellectual Property and Technology necessary for, material to or reasonably expected to be used in the operation of the Division. Each item of the Transferred Intellectual Property and the Transferred Technology will be owned or available for use by the Buyer on substantially similar terms and conditions immediately subsequent to the Closing hereunder. The Division has taken all reasonably necessary action to maintain and protect each item of Transferred Intellectual Property and Transferred Technology.

                (ii) The Division has not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties, and neither the Seller nor any of its Subsidiaries has ever received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that the Division must license or refrain from using any Intellectual Property rights of any third party). To the Knowledge of the Seller, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Transferred Intellectual Property.

                (iii) Section 3(m)(iii) of the Disclosure Schedule identifies each patent or registration that has been issued to the Division with respect to any of the Transferred Intellectual Property and the Transferred Technology, identifies each pending patent application or draft patent application or application for registration which the Division has made with respect to any of the Transferred Intellectual Property and the Transferred Technology, identifies each patent application that the Division has prepared but not yet filed, and identifies each license, agreement, or other permission which the Division has granted to any third party with respect to any of the Transferred Intellectual Property and the Transferred Technology (together with any exceptions). The Seller has delivered to the Buyer correct and complete copies of all such patents, registrations, applications, licenses, agreements, and permissions (as amended to date) and has made available to the Buyer correct and complete copies of all other material written documentation evidencing ownership and prosecution (if applicable) of each such item.

                (iv) Section 3(m)(iv) of the Disclosure Schedule also identifies each trademark, service mark, trade name (whether or not registered) and applications and registrations in connection therewith, used by the Division in connection with its business.

                (v) Section 3(m)(v) of the Disclosure Schedule also identifies all material copyrights (whether or not registered) used by the Division.

                (vi) Section 3(m)(vi) of the Disclosure Schedule also identifies all Internet domain names and applications therefor registered to the Division. Except as disclosed on Section 3(m)(vi) of the Disclosure Schedule, the Seller has the exclusive right to use, without payment to any other party, all Internet domain names registered to it. All Internet domain names have been duly registered with or issued by an appropriate authority and all necessary registration fees have been paid to continue all such rights in effect. To the Knowledge of the Seller, its registration of the Internet domain names listed on
        Section 3(m)(vi) of the Disclosure Schedule is not in violation of any "cyber squatting" laws in any jurisdiction, domestic or foreign, or in violation of the domain name dispute policies of the applicable domain name registrar.

                (vii) With respect to each item of Transferred Intellectual Property required to be identified in Section 3(m)(vi) of the Disclosure
        Schedule:

                        (A) the Division possesses all right, title, and interest in and to the item, free and clear of any Security Interest, license, or other restriction;

                        (B) the item is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

                        (C) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or, to the Knowledge of any of the Seller, is threatened which challenges the legality, validity, enforceability, use, or ownership of the item. Based on Due Inquiry, the Seller does not have any reason to believe that any such action, suit, proceeding, hearing, or investigation which is reasonably expected to challenge the legality, validity, enforceability, use, or ownership of the item could reasonably be expected to be brought or threatened against the Division; and

                        (D) the Division has not agreed to indemnify any Person for or against any interference, infringement, misappropriation, or other conflict with respect to the item.

                (viii) Section 3(m)(viii) of the Disclosure Schedule identifies each item of Transferred Intellectual Property or Transferred Technology that any third party owns and that the Division uses pursuant to license, sublicense, agreement, or permission, including all software other than off-the-shelf software, used by the Division. The Seller has delivered to the Buyer correct and complete copies of all such licenses, sublicenses, agreements, and permissions (as amended to date). With respect to each item of Transferred Intellectual Property or Transferred Technology required to be identified in Section 3(m)(viii) of the Disclosure Schedule:

                        (A) the license, sublicense, agreement, or permission covering the item is legal, valid, binding, enforceable, and in full force and effect;

                        (B) the license, sublicense, agreement, or permission will continue to be legal, valid, binding, enforceable, and in full force and effect on substantially similar terms following the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in Section 2 above);

                        (C) no party to the license, sublicense, agreement, or permission is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration thereunder;

                        (D) no party to the license, sublicense, agreement, or permission has repudiated any provision thereof;

                        (E)     with respect to each sublicense, the
                representations and warranties set forth in subsections (A) through (D) above are true and correct with respect to the underlying license;

                        (F) the underlying item of Intellectual Property is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

                        (G) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or, to the Knowledge of the Seller, is threatened which challenges the legality, validity, or enforceability of the underlying item of Transferred Intellectual Property. Based on Due Inquiry, the Seller does not have any reason to believe that any such action, suit, proceeding, hearing, or investigation which is reasonably expected to challenge the legality, validity, or enforceability of the underlying item could reasonably be expected to be brought or threatened against the Division; and

                        (H) the Division has not granted any sublicense or similar right with respect to the license, sublicense, agreement, or permission.

                (ix) To the Knowledge of the Seller, the Division will not interfere with, infringe upon, misappropriate, or otherwise come into conflict with, any Intellectual Property rights of third parties as a result of the continued operation of the Division's business.

                (x) All material Transferred Technology, the subject of any patent applications and trade secrets have been maintained in confidence in accordance with protection procedures customarily used in the industry to protect rights of like importance. All former and current members of management and personnel of the Division who have contributed to the development of or been exposed to any material Transferred Technology, the subject of any patent applications and trade secrets have executed and delivered to the Seller a proprietary information and inventions agreement that: (1) restricts such person's right to disclose proprietary information of the Seller and its Affiliates; (2) deems contributions to any of the Transferred Technology and Transferred Intellectual Property works for hire and/or assigns all rights in the Transferred Technology and the Transferred Intellectual Property to the Seller. None of the current officers and employees of the Seller has any patents issued or patent applications pending for any invention, device, process, or design of any kind now used or needed by the Division that have not been assigned to the Seller, with such assignments duly recorded in the United States Patent and Trademark Office.

        (n) Contracts. Section 3(n) of the Disclosure Schedule lists the following contracts and other agreements included in the Acquired Assets, and the Seller is not a party to any other contract or other agreement of a type listed below and which relates primarily to the business of the Division:

                (i) any agreement (or group of related agreements) for the lease of personal property to or from any Person providing for lease payments in excess of $50,000 per annum;

                (ii) any agreement (or group of related agreements) for the purchase or sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one (1) year or involve consideration in excess of $50,000, or, in the case of any contract for the provision of products or services to customers, is reasonably expected to result in a loss to the Seller;

                (iii)   any agreement concerning a partnership or joint venture;

                (iv) any agreement (or group of related agreements) under which the Seller has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, in excess of $50,000 or under which it has imposed or agreed to the imposition of a Security Interest (other than a Permitted Lien) on any of its assets, tangible or intangible;

                (v) any agreement concerning confidentiality (other than in the Ordinary Course of Business) or noncompetition;

                (vi) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other plan or arrangement for the benefit of the current or former Division Employees;

                (vii) any collective bargaining agreement pertaining in whole or part to any Division Employees;

                (viii) any agreement for the employment of any individual on a full-time, part-time, consulting, or other basis, other than an at-will employment arrangement, or providing severance benefits;

                (ix) any agreement under which it has advanced or loaned any amount which has not been repaid in full to any of the Division Employees;

                (x) any agreement under which the consequences of a default or termination could reasonably be expected to have a Material Adverse Effect on the Division;

                (xi) any marketing, partnership, or co-branding or other agreements with internet portals or other high-traffic internet sites; or

                (xii) any other agreement (or group of related agreements) the performance of which involves consideration valued in excess of $50,000.

The Seller has delivered to the Buyer a correct and complete copy of each written agreement listed in Section 3(n) of the Disclosure Schedule (as amended to date) and a written summary setting forth the terms and conditions of each oral agreement referred to in Section 3(n) of the Disclosure Schedule. With respect to each such agreement: (A) the agreement is legal, valid, binding, enforceable, and in full force and effect; (B) the agreement will not cease to be legal, valid, binding, enforceable, and in full force and effect on substantially similar terms as a result of the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in Section 2 above); (C) no party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement; and (D) to the Knowledge of the Seller, no party has repudiated any provision of the agreement.

        (o) Notes and Accounts Receivable. All notes and accounts receivable of the Division are reflected properly on its books and records, are valid receivables subject to no contractual setoffs or outstanding counterclaims and are considered by Seller and its internal accountants to be current and collectible, subject only to the reserve for bad debts set forth on the face of the Most Recent Balance Sheet, in accordance with GAAP (subject to the footnotes thereto, which are management's reasonable estimates, and except for the absence of footnotes required by GAAP) and with the past custom and practice of the Seller with respect to the Division.

        (p) Litigation. Section 3(p) of the Disclosure Schedule sets forth each instance in which the Division (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) is a party or, to the Knowledge of the Seller, is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator. None of the actions, suits, proceedings, hearings, and investigations set forth in Section 3(p) of the Disclosure
Schedule is reasonably expected to result in any significant adverse effect on the business, financial condition, operations, or results of operations of the Division. Based on Due Inquiry, the Seller has no reason to believe that any such action, suit, proceeding, hearing, or investigation which is reasonably expected to have such an effect could reasonably be expected to be brought or threatened against the Division.

        (q) Product Warranty. No product manufactured, sold, leased, or delivered by the Division is subject to any guaranty, warranty, or other indemnity beyond the applicable standard terms and conditions of sale or lease set forth in or attached to Section 3(q) of the Disclosure Schedule. The Division is not subject to any Liability for replacement or repair thereof or other damages in connection therewith, under applicable contractual commitments or express and implied warranties in excess of the reserve for product warranty claims set forth on the face of the Most Recent Balance Sheet, which has been prepared in accordance with GAAP (subject to the footnotes thereto, which are management's reasonable estimates, and except for the absence of footnotes required by GAAP) and with the past custom and practice of the Seller with respect to the Division, and with Due Inquiry, the Seller has no reason to know of any such Liability.

        (r) Division Employees. The Division is not a party to or bound by any collective bargaining agreement, nor has the Division experienced any strikes, grievances, claims of unfair labor practices, or other collective bargaining disputes. To the Knowledge of the Seller, the Division has not committed any material unfair labor practice. To the Knowledge of the Seller, there is no organizational effort presently being made or threatened by or on behalf of any labor union with respect to the Division Employees. To the Knowledge of the Seller, the Seller is in material compliance with all applicable provisions of the National Labor Relations Act, Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Fair Labor Standards Act, and the Family Medical Leave Act with respect to Division Employees.

        (s) Employee Benefits. The Seller has complied in all material respects with all provisions of the Code and ERISA applicable to material employee benefit plans maintained by the Seller for the benefit of the Hired Employees.

        (t)     Environmental, Health, and Safety Matters.

                (i) The Seller has complied and is in compliance with all Environmental, Health, and Safety Requirements except as would not reasonably be expected to have a Material Adverse Effect on the Division.

                (ii) Without limiting the generality of the foregoing, the Seller has obtained and complied with, and is in compliance with, all permits, licenses and other authorizations that may be required pursuant to Environmental, Health, and Safety Requirements for the occupation of its facilities and the operation of the Division's business, except as would not reasonably be expected to have a Material Adverse Effect on the Division.

                (iii) The Seller has not received any written, and to the Knowledge of the Seller, the Seller has not received any oral, notice, report or other information regarding any actual or alleged violation of Environmental, Health, and Safety Requirements in connection with the Division, or any liabilities or potential liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), including any investigatory, remedial or corrective obligations, relating to the Seller's business or any property owned or used by the Seller in connection with the Division and arising under Environmental, Health, and Safety Requirements.

                (iv) To the Knowledge of the Seller, none of the following exists at any property or facility at which the Seller conducts or has conducted the Division's business: a) underground storage tanks; b) asbestos containing material in any form or condition; c) materials or equipment containing polychlorinated biphenyls; or (d) landfills, surface impoundments, or disposal areas.

                (v) Neither this Agreement nor the consummation of the transaction that is the subject of this Agreement will result in any material obligations for site investigation or cleanup, or notification to or consent of government agencies or third parties, pursuant to any of the so-called "transaction-triggered" or "responsible property transfer" Environmental, Health, and Safety Requirements.

                (vi) The Seller has not, either expressly in writing or by operation of law, assumed or undertaken any Liability, including any obligation for corrective or remedial action, of any other person relating to Environmental, Health, and Safety Requirements that could reasonably be expected to become a Liability of the Buyer hereunder.

        (u) Acquired Assets. Other than the License Agreement attached hereto as EXHIBIT C to be entered into hereunder in connection with the Closing,
(i) the Acquired Assets constitute all of the properties, assets and rights necessary for, material to or reasonably expected to be used in the operations of the Division, and (ii) to the Knowledge of the Seller, there are no Missed Assets.

        (v) Investment. The Seller (i) understands that the Buyer Shares have not been, and will not be, registered under the Securities Act, or under any state securities laws, and are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering,
(ii) is acquiring the Buyer Shares solely for its own account for investment purposes, and not with a view to the distribution thereof, (iii) is a sophisticated investor with knowledge and experience in business and financial matters, (iv) has received certain information concerning the Buyer and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in holding the Buyer Shares, (v) is able to bear the economic risk and lack of liquidity inherent in holding the Buyer Shares, and (vi) is an Accredited Investor for the reasons set forth in Section 3(v) of the Disclosure Schedule.

        (w) No other Representations. The Seller acknowledges that except as set forth in Section 4, the Buyer has made no representation or warranty whatsoever to the Seller; provided, however, that this section shall not be deemed to nullify, limit or otherwise affect any representation or warranty made by the Buyer in any of the Ancillary Agreements.

        4. Representations and Warranties of the Buyer. The Buyer represents and warrants to the Seller that the statements contained in this
Section 4 are true, correct and complete as of the date of this Agreement, except as set forth in the Disclosure Schedule. The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 4.

        (a) Organization of the Buyer. The Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

        (b) Authorization of Transaction. The Buyer has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Buyer, enforceable in accordance with its terms and conditions.

        (c) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in Section 2 above), will
(i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Buyer is subject or any provision of the charter or bylaws of the Buyer or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Buyer is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of a Security Interest upon any of its material assets). Except for notification to and approvals from the SWX (which are addressed in Section 6(f) below), the Buyer is not required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement (including the assignments and assumptions referred to in Section 2 above), except, in each case, as would not reasonably be expected to have a Material Adverse Effect on the Buyer.

        (d) Brokers' Fees. The Buyer has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Seller could become liable or obligated.

        (e) Capitalization. The entire authorized capital stock of the Buyer consists of 25,000,000 Buyer Shares, of which 15,168,434 Buyer Shares are issued and outstanding as of the date hereof, and 10,000,000 shares of preferred stock, none of which are issued and outstanding. All Buyer Shares to be issued to effect the transactions contemplated herein have been duly authorized and, upon consummation of the transactions contemplated herein, will be validly issued, fully paid, nonassessable and, upon listing such shares on the SWX New Market, will be freely tradable thereon. Except as set forth above or on the Disclosure Schedule, as of the date of this Agreement, (a) there are no shares of capital stock of the Buyer authorized, issued or outstanding; and (b) there are no existing options, warrants, calls preemptive rights, subscriptions or other rights, agreements, arrangements or commitments of any character, relating to the issued or unissued capital stock of the Buyer, obligating the Buyer to issue, transfer or sell or cause to be issued, transferred or sold any shares of capital stock of the Buyer or otherwise requiring the Buyer to give any person the right to receive any shares of capital stock of the Buyer. There are no stockholders' agreements, voting trusts between or, to the Knowledge of the Buyer, among stockholders or to which the Buyer is a party or by which it is bound with respect to the transfer or voting of any capital stock of the Buyer.

        (f)     SEC and Other Documents; Financial Statements.

                (i) Buyer has delivered to the Seller each registration statement, report, proxy statement or information statement and all exhibits, amendments and supplements thereto filed with the SEC since the effectiveness of the Buyer's registration statement for its initial public offering on September 28, 2000, each in the form (including exhibits and any amendments and supplements thereto) filed with the SEC (collectively, including any such reports filed subsequent to the date hereof, the "Buyer Reports"). The Buyer Reports were filed with the SEC in a timely manner and constitute all forms, reports and documents required to be filed by the Seller under the Securities Act, the Securities Exchange Act and the rules and regulations promulgated thereunder (the "Securities Laws"). As of their respective dates, the Buyer Reports (A) complied, and any Buyer Reports filed with the SEC subsequent to the date hereof and prior to the Closing will comply, as to form in all material respects with the applicable requirements of the Securities Laws and (B) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

                (ii) Each of the balance sheets included in or incorporated by reference into the Buyer Reports (including the related notes and schedules) presented fairly in all material respects the financial position of the Buyer as of its date, and each of the statements of operations, stockholders' equity (deficit) and cash flows included in or incorporated by reference into the Buyer Reports

        (including any related notes and schedules) presented fairly in all material respects the results of operations, retained earnings or cash flows, as the case may be, of the Buyer for the periods set forth therein, in each case in accordance with GAAP consistently applied during the periods involved, except as may be noted therein and except, in the case of the unaudited statements, for the absence of notes thereto, and subject to normal recurring year-end adjustments which have not been and are not reasonably expected to be material in nature or amount.

        (g) No Undisclosed Liabilities. Except as disclosed in the Buyer Reports filed prior to the date hereof, and except for normal or recurring liabilities incurred since September 30, 2000 in the Ordinary Course of Business, the Buyer does not have any liabilities, either accrued, contingent or otherwise, of the type required to be reflected in financial statements in accordance with GAAP, and whether due or to become due, which individually or in the aggregate, have had or are reasonably likely to have a Material Adverse Effect on the Buyer.

        (h) Absence of Certain Changes or Events. Except as disclosed in the Buyer Reports filed with the SEC prior to the date hereof or in Section 4(h) of the Disclosure Schedule, since September 30, 2000, there has not been (a) any change, circumstance or event that could reasonably be expected to result in a Material Adverse Effect on the Buyer or the transactions contemplated by this Agreement, (b) any declaration, setting aside or payment of any dividend or other distribution with respect to the Buyer Shares, (c) any material commitment, contractual obligation, borrowing, capital expenditure or transaction entered into by the Buyer or any of its subsidiaries outside the Ordinary Course of Business, or (d) any material change in the Buyer's accounting principles, practices or methods.

        (i) Litigation; Orders. Except as set forth in the Buyer Reports, there is no civil, criminal or administrative action, suit, claim, notice, hearing, inquiry, proceeding or investigation at law or in equity by or before any court, arbitrator or similar panel, governmental instrumentality or other agency now pending or, to the best Knowledge of the Buyer, threatened against the Buyer, or the assets (including the Intellectual Property) of the Buyer, which if determined adversely to the Buyer, could reasonably be expected to have a Material Adverse Effect on the Buyer or the transactions contemplated by this Agreement. Except as set forth in the Buyer Reports, the Buyer is not subject to any order, writ, injunction or decree of any court of any federal, state, municipal or other domestic or foreign governmental department, commission, board, bureau, agency or instrumentality.

        (j) Taxes. All material Tax Returns required to be filed by the Buyer and each of its subsidiaries have been filed and all such returns are true, complete, and correct in all material respects. All Taxes that are due or claimed to be due from the Buyer and each of its subsidiaries have been paid other than those (i) currently payable without penalty or interest or (ii) being contested in good faith and by appropriate proceedings and for which, in the case of both clauses (i) and (ii), adequate reserves have been established on the books and records of the Buyer and its subsidiaries in accordance with GAAP. There are no proposed, material Tax assessments against the Buyer or any of its subsidiaries. The accruals and reserves on the books and records of the Buyer and its subsidiaries in respect of any Tax liability for any Taxable period not finally determined are adequate to meet any assessments to Tax for any such period.

        (k) No other Representations. The Buyer acknowledges that, except as set forth in Section 3, the Seller has not made any representation or warranty whatsoever to the Buyer; provided, however, that this section shall not be deemed to nullify, limit or otherwise affect any representation or warranty made by the Seller in any of the Ancillary Agreements.

        5. Pre-Closing Covenants. The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing (or such other period as specifically referenced therein).

        (a) General. Each of the Parties will (i) use its reasonable best efforts to take all actions and to do all things necessary, proper, or advisable in order to consummate the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the Closing conditions set forth in Section 7 below), and (ii) use its reasonable best efforts to obtain all consents, approvals or authorizations of any other third party required to be obtained by them for the consummation by them of the transactions contemplated by this Agreement and the Ancillary Agreements (including all consents of third parties required for valid assignment of all of the contracts and agreements listed on Section 3(n) of the Disclosure Schedule).


        (b) Notices and Consents. The Seller will give any notices to third parties, and the Seller will use its reasonable best efforts to obtain any third party consents, necessary or that the Buyer may request in connection with the matters referred to in Section 3(c) above. Each of the Parties will give any notices to, make any filings with, and use its best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to in Section 3(c) and Section 4(c) above.

        (c) Operation of Business. The Seller will not cause or permit the Division to engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business. Without limiting the generality of the foregoing, the Seller will not cause or permit the Division to engage in any practice, take any action, or enter into any transaction of the sort described in Section 3(h) above.

        (d) Preservation of Business. The Seller will cause the Division to keep its business and properties substantially intact, including its present operations, physical facilities, working conditions, and relationships with lessors, licensors, suppliers, customers, and employees.

        (e) Full Access. The Seller will permit representatives of the Buyer to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Division, to all premises, properties, personnel, books, records (including Tax records), contracts, and documents of or pertaining to the Division, subject to any legal limitations and the existing Confidentiality Agreement between the Parties. From the date hereof through Closing, the Buyer will permit representatives of the Seller to have full access at all reasonable times, and in a manner so as not to interfere with the normal operations of the Buyer, to all premises, properties, personnel, books, records (including Tax records), contracts, and documents of or pertaining to the Buyer, subject to any legal limitations and the existing Confidentiality Agreement between the Parties.

        (f) Notice of Developments. Each Party will give prompt written notice to the other Party of any material adverse development causing a breach of any of its own representations and warranties in Section 3 and Section 4 above. No disclosure by any Party pursuant to this Section 5(f), however, shall be deemed to amend or supplement the Disclosure Schedule or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

        (g) Exclusivity. The Seller will not (and the Seller will not cause or permit the Division to) (i) solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of any capital stock or other voting securities, or any substantial portion of the assets, of the Division or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing. The Seller will notify the Buyer immediately if any Person makes any bona fide proposal, offer, inquiry, or contact with respect to any of the foregoing.

        (h) Standstill. The Seller agrees that from and after the date hereof, through the date that is three (3) years after the Closing Date, without the prior written consent of the Board of Directors of the Buyer, neither the Seller nor any of its Affiliates shall, directly or indirectly: (a) take any actions to acquire or offer to acquire or agree to acquire, directly or indirectly, by purchase or otherwise, beneficial ownership of any securities of the Buyer other than those delivered under the terms of this Agreement or upon exercise of the Warrants; (b) "solicit," or participate in the solicitation of, "proxies" (as such terms are defined or used in Rule 14a-1 under the Securities Exchange Act and such terms to have such meanings throughout this Agreement) in opposition to the recommendation of the Board of Directors of the Buyer, or become a participant in an election contest with respect to the election of directors of the Buyer, or otherwise seek to influence or affect the vote of any equity holder of the Buyer; (c) propose to enter into, directly or indirectly, any merger, tender or exchange offer, restructuring or business combination, involving the Buyer or to purchase, directly or indirectly, a material portion of the assets of the Buyer or any of its subsidiaries; (d) form, join or participate in a partnership, limited partnership, syndicate or other group or otherwise act in concert with any other person for the purpose of acquiring, holding, voting or disposing of securities of the Buyer or enter into any contract, agreement, understanding or relationship to do the same; (e) seek to appoint or elect any member of the Board of Directors or management of the Buyer or seek to remove a majority of the members of the Board of Directors of the Buyer or make any public statements proposing or suggesting any such change in the Board of Directors or management of the Buyer; (f) initiate or propose to the holders of securities of the Buyer, or otherwise solicit their approval of, any proposal to be voted on by the holders of securities of the Buyer; (g) request that the Buyer or any of its representatives amend or waive any provision of this Section 5(h); or (h) disclose any intention, plan or arrangement to take any of the actions enumerated in clauses (a) through (g) above or participate in, aid or abet or otherwise induce or attempt to induce or encourage any person to take any of the actions enumerated in clauses (a) through (g) above; provided, however, that the restrictions of this provision shall not apply during the occurrence of a Significant Event, provided, further, that nothing contained in the foregoing shall prohibit the Seller from voting its Buyer Shares in the election of directors and nominating one person for one directorship.

        (i) Notice to Employees; Compliance with European Union Protection of Employment Regulations. The Seller agrees that the Seller shall provide any notices that may be required by the (i) Worker Adjustment and Retraining Act ("WARN Act") or a similar state or local law as a result of the termination of employment of the employees of the Division and (ii) the Transfer of Undertakings (Protection of Employment) Regulations 1981 (the "Transfer of Undertakings Regulations") enacted to comply with EC Directive 77/187. The Seller agrees to comply with or abide by the Transfer of Undertakings Regulations.

        (j) Disclosure. If, at any time prior to Closing, the Buyer becomes aware of any information which would cause any condition set forth in Sections 7(a)(i) or (ii) not to be satisfied, the Buyer covenants that it will promptly inform the Seller thereof. If, at any time prior to Closing, the Seller becomes aware of any information which would cause any condition set forth in Sections 7(b)(i) or (ii) not to be satisfied, the Seller covenants that it will promptly inform the Buyer thereof.

        (k) SVB Liens. The Seller shall have removed all Security Interests on the Acquired Assets arising out of that certain Amended and Restated Loan and Security Agreement, dated September 2, 1998, as amended (the "SVB Liens").

        6. Post-Closing Covenants. The Parties agree as follows with respect to the period following the Closing (or such other period as specifically referenced therein).

        (a) General. Each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) following the Closing as the other Party may reasonably request to carry out the purposes of this Agreement.

        (b) Access; Litigation Support. Following the Closing the Seller will permit representatives of the Buyer to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Seller, to all personnel, books, records (including Tax records), contracts, documents and financial data of or pertaining to the Division but which are not included in the Acquired Assets, subject to any legal limitations and the Confidentiality Agreement between the Parties. In the event and for so long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with (i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving the Division, the other Party will cooperate with the contesting or defending Party and its counsel in the contest or defense, make available its personnel, and, subject to attorney client work product limitations and the Confidentiality Agreement provide such testimony and access to its books and records as shall be reasonably necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under Section 8 below).

        (c) Confidentiality. The Buyer and the Seller hereby confirm the continued effectiveness of the Confidentiality Agreement and agree that its terms and conditions shall apply to this Agreement and the transactions contemplated hereunder.

        (d)     Covenant Not to Compete.

                (i) For a period of three (3) years from and after the Closing Date, the Seller will not compete directly or indirectly (including through any Affiliate) with the Buyer in the Commerce Product Business; provided, however, that nothing contained herein will restrict the Seller or its Affiliates from (A) subject to the foregoing limitation, engaging in the Search Business, including the sale of packaged general search software, technology and tool kits; (B) owning an aggregate of not more than 10% of any class of securities of any entity that engages in the Commerce Product Business; (C) acquiring any business, an incidental or immaterial portion of which (the "Competing Portion") engages in the Commerce Product Business, nor from operating the Competing Portion on a temporary basis so long as, in the case of this clause (C), the Seller provides the Buyer the opportunity to purchase the Competing Portion and sells, divests, or transfers the Competing Portion to the Buyer or an unaffiliated third party as soon as reasonably commercially practicable, or ceases to operate the Competing Portion, in either case in no event more than twelve (12) months from the acquisition of the business; (D) merging or being acquired by any entity or (E) providing any service, software or technology relating to the Commerce Product Business (1) for contracts and agreements worth less than $1,000,000, unless such service, software or technology exceeds 5% of the aggregated value of the agreement or contract providing such principal service, software or technology or (2) for contracts and agreements worth $1,000,000 or more, unless such service, software or technology exceeds 3% of the aggregated value of the agreement or contract providing such principal service, software or technology, and the Seller does not agree to subcontract with the Buyer to provide such services.

                (ii) For a period of three (3) years from and after the Closing Date, the Buyer agrees not to compete directly or indirectly (including through any Affiliate) with the Seller in the provision of search-related services substantially similar to the search business conducted by the Seller as of the date hereof ("Search Business"), other than in conjunction with the business of the Commerce Product Business; provided, however, that nothing contained herein will restrict the Buyer or its Affiliates from (A) owning an aggregate of not more than 10% of any class of securities of any entity that engages in the Search Business, (B) acquiring any business, the Competing Portion of which engages in the Search Business, nor from operating the Competing Portion on a temporary basis so long as, in the case of this clause (B), the Buyer provides the Seller the opportunity to purchase the Competing Portion and sells, divests, or transfers the Competing Portion to the Seller or an unaffiliated third party as soon as reasonably commercially practicable, or ceases to operate the Competing Portion, in either case in no event more than twelve (12) months from the acquisition of the business, (C) merging or being acquired by any entity; or (D) providing any service, software or technology relating to the Search Business (1) for contracts and agreements worth less than $1,000,000, unless such service, software or technology exceeds 5% of the aggregated value of the agreement or contract providing such principal service, software or technology or (2) for contracts and agreements worth $1,000,000 or more, unless such service, software or technology exceeds 3% of the aggregated value of the agreement or contract providing such principal service, software or technology, and the Buyer does not agree to subcontract with the Seller to provide such services.

                (iii) If the final judgment of a court of competent jurisdiction declares that any term or provision of this Section 6(d) is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

        (e) Financial Statements for Fiscal Year 2000. The Seller acknowledges that the Buyer may be required to file a Current Report on Form 8-K under the Securities Exchange Act of 1934 in connection with the transactions contemplated by this Agreement (the "Form 8-K"), including historical audited financial statements relating to the Division and the Acquired Assets (the "8-K Financial Statements") required to be included with the Form 8-K. The Seller agrees to provide the 8-K Financial Statements, together with the audit report of the Seller's independent accountants thereon, no later than fifty (50) days after the Closing Date. The Buyer shall reimburse the Seller for 100% of all reasonable fees and disbursements of the Seller's independent accountants in connection with the preparation of the 8-K Financial Statements.

        (f) Listing and Free Tradability of Buyer Shares; Compliance with SWX Rules. The Buyer will use its reasonable best efforts (i) to cause the Buyer Shares that will be issued to effect the transaction contemplated herein to be approved for listing on the SWX New Market, in conformity with all applicable requirements of the SWX, (ii) to maintain the listing of the Buyer Shares on the SWX New Market, (iii) to ensure, so long as any of the Buyer Shares are outstanding, that the Buyer Shares are freely tradable on the SWX New Market and
(iv) to comply with all rules and regulations of the SWX applicable to the Buyer.

        (g) Unassignable Assets. Notwithstanding anything else in this Agreement to the contrary, this Agreement shall not constitute an agreement to assign or transfer any Acquired Assets or part thereof or any rights or benefit arising thereunder or resulting therefrom if an attempted assignment or transfer thereof, without the consent of a third party thereto, would constitute a breach thereof, or make the Buyer, the Seller or any of their respective Affiliates liable for damages or other penalties thereunder. If such consent is not obtained, or if an attempted assignment thereof would be ineffective or would affect the rights of the Buyer or the Seller so that Buyer would not in fact receive all such rights, then the Seller (i) shall cooperate with the Buyer, at the Buyer's request, in endeavoring to obtain such consent and (ii) if any such consent is unobtainable, shall hold any such Acquired Asset or part thereof in trust for the Buyer and shall cooperate with the Buyer in an arrangement designed to provide to the Buyer, at the Seller's expense, the benefits and liabilities following Closing with respect to any such Acquired Asset or part thereof or any right or benefit arising thereunder or resulting therefrom, including enforcement for the benefit of the Buyer of any and all rights of the Seller against a third party arising out of the breach or cancellation by such third party or otherwise. Nothing in this Section 6(g) shall be deemed to waive or to require the Buyer to waive any of the conditions to Closing relating to obtaining consents from third parties, or to relieve the Seller of its obligation to obtain prior to Closing the consents otherwise required by this Agreement. The Buyer and the Seller shall from time to time after the Closing execute and deliver to the other such further instruments and other written assurances and documents as may be reasonably required in order to perfect the transfer of any of the Acquired Assets to the Buyer, or to ensure that the Buyer is entitled to the benefits of the Acquired Assets. With respect to each contract identified as a Technology Contract on Section 3(n) of the Disclosure Schedule (each a "Technology Contract"), the Seller shall: (A) assign such Technology Contract to the Buyer at the Closing, (B) cause the Buyer to receive the benefits of such Technology Contract or substantially similar technology on substantially similar terms, or
(C) reimburse the Buyer for all reasonable out-of-pocket costs incurred by the Buyer to procure the benefits of such Technology Contract on substantially similar terms; provided, however; that the Seller shall not be responsible for the first $100,000 in aggregate costs incurred by the Seller pursuant to (B) above or the Buyer pursuant to (C) above.

        (h)     Employees.

                (i) Attached hereto as SCHEDULE II is a list of all employees of the Seller employed in the Division (the "Division Employees") as of the date hereof. Prior to the Closing, the Seller shall use commercially reasonable efforts to cooperate with the Buyer in granting access to Division Employees for employment interviews at such time and in such manner as the Seller shall reasonably determine. The Seller shall update SCHEDULE II as necessary, and re-deliver the revised
        SCHEDULE II to the Buyer at least five (5) business days prior to the Closing.

                (ii) At least five (5) business days before the Closing, the Buyer shall deliver written notice to the Seller identifying the Division Employees that the Buyer proposes to hire as employees of the Buyer from and after the Closing. The Division Employees who accept the Buyer's offer of employment shall be referred to as the "Hired Employees."

                (iii) All debts and liabilities relating to any Hired Employees, which have accrued, but are not yet due or payable prior to the Closing (including, without limitation, accrued vacations and accrued bonuses), are the responsibility of the Seller and shall be paid to the Hired Employees. All claims, allegations, obligations, debts and liabilities relating to any Hired Employees, which are attributable to their employment with the Buyer after the Closing (except for any retention bonuses or severance payments to be made by the Seller), are the responsibility of the Buyer.

                (iv) The Hired Employees shall be given credit for all service with the Seller or its subsidiaries (and service credited by Seller or such subsidiary), to the same extent as such service was credited for such purpose by the Seller or such subsidiary, under all employee benefit plans, programs and policies of the Buyer, but not including any non-qualified incentive compensation plans involving the issuance of the Buyer's equity, in which they become participants for all purposes, including without limitation, for purposes of participation, eligibility, vesting, benefit accrual (except to the extent giving such credit would result in the duplication of benefits) and determination of level of benefits. To the extent permitted by the terms of the applicable Buyer plans and applicable laws, the Buyer shall (i) waive all limitations as to preexisting conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to the Hired Employees under any benefit plans of the Buyer that are welfare benefit plans that such employees may be eligible to participate in after the Closing Date, and (ii) provide each Hired Employee covered under the Seller's benefit plans with credit for any co-payments and deductibles paid prior to the Closing Date in satisfying any applicable deductible or out-of-pocket requirements under any benefit plans of the Buyer that are welfare plans that such employees are eligible to participate in after the Closing Date.

                (v) The terms of this Section 6(h) shall not obligate the Buyer to offer employment to any Division Employee, entitle any Division Employee to remain in the employment of the Seller or become employed by the Buyer, affect the right of the Buyer to terminate any Hired Employee at any time, or affect the right of the Buyer to establish, modify or terminate any employee benefit plan as defined in Section (3)(3) of ERISA or any benefit under any such plan at any time. The Seller shall provide continued health and medical coverage to the extent required under Section 4980B of the Code, Part 6 of Title I of ERISA or any other applicable federal, state or local law or ordinance ("COBRA Coverage") to all Division Employees (and their spouses, dependents and beneficiaries) with respect to "qualifying events" (as such term is defined under Sections 4980B(f)(3) of the Code or 603 of ERISA) or other triggering events described under the applicable federal, state or local laws or ordinances that occur or occurred on or before the Closing Date. The Buyer shall provide COBRA Coverage to all Hired Employees (and their spouses, dependents and beneficiaries) with respect to "qualifying events," or other triggering events described under the applicable federal, state or local laws or ordinances that occur after the Closing Date. The Seller shall provide COBRA Coverage if and to the extent required, to all Division Employees who do not become Hired Employees, whether a qualifying or other triggering event occurs before, on or after the Closing Date with respect to such employee's service with the Seller.

                (vi) To the extent permitted by applicable law, the Seller agrees that on and after the Closing Date, the Buyer shall assume no liability, obligation or commitment with respect to Seller's employee benefit plans or any benefits or other amounts payable or provided under any Seller employee benefit plan, including any expense or claim incurred or paid by Hired Employees for which they are due reimbursement under the Seller's benefit plans, or any notice, or any contract relating to employment or termination of employment between the Seller and any of its employees or former employees, including Division Employees, except with respect to any contracts arising between the Buyer and any Hired Employee.

                (vii) The Seller will transfer to the Buyer any records or copies thereof (including, but not limited to, IRS Forms W-4 and California Employee Withholding Allowance Certificates) relating to withholding and payment of United States federal, state, and local income, disability, unemployment, FICA, and similar taxes ("Payroll Taxes") with respect to wages paid by the Seller during the 2001 calendar year to Hired Employees. In accordance with Revenue Procedure 96-60 and comparable state and local Payroll Tax laws, (i) the Buyer agrees to provide Hired Employees with Forms W-2, Wage and Tax Statements, for the 2001 calendar year setting forth the aggregate amount of wages paid to, and Payroll Taxes withheld in respect thereof, to Hired Employees for the 2001 calendar year by the Seller and the Buyer as predecessor and successor employers, respectively, and (ii) the Seller agrees to cooperate fully with the Buyer in connection therewith.

                (viii) The Seller shall deliver to the Buyer all personnel records relating to the Hired

        Employees to the extent permitted by applicable law; provided, however, that the Seller shall use reasonable efforts to obtain any consents of Hired Employees that may be required to transfer or disclose the contents of such records.

        (i) Stamp and Transfer Taxes. Any sales, use or other transfer Taxes applicable to the conveyance and transfer from the Seller to the Buyer of the Acquired Assets and any other transfer or documentary Taxes or any filing or recording fees applicable to such conveyance and transfer shall be paid one-half by the Buyer and one-half by the Seller. Any stamp Taxes applicable to the conveyance of the Buyer Shares to the Seller will be paid one-half by the Buyer and one-half by the Seller.

        (j)     Missed Assets. If, from and after the Closing Date until thirty
(30) months thereafter, either the Buyer or the Seller in its good faith reasonable judgment becomes aware of any Missed Asset or Missed Licensed Asset, then such party shall promptly inform the other of such discovery and (i) in the case of a Missed Asset, the Seller shall convey promptly such Missed Asset to the Buyer and following such conveyance such Missed Asset shall be deemed to be part of the Acquired Assets for purposes of this Agreement, and (ii) in the case of a Missed Licensed Asset, the Seller shall promptly add such Missed Licensed Asset to the technology licensed to the Buyer from the Seller pursuant to the License Agreement attached hereto as EXHIBIT C and following such license, such Missed Licensed Asset shall be deemed to be part of the technology licensed under such License Agreement. If any Missed Asset is unable to be conveyed to the Buyer pursuant to this Section 6(j), then the Seller shall take all action reasonably necessary to permit the Buyer to receive the benefit or use of such Missed Asset.

        (k)     Transitional Matters.

                (i) The Parties acknowledge and agree that certain transitional, operational services shall be needed from the Seller after the Closing Date in order to (A) allow the Buyer to take over and operate the Division in the same manner as it was previously conducted by the Seller prior to the Closing Date, (B) relocate the Division to another facility, and (C) provide the Division with certain other transitional services as mutually agreed by the Parties. The Parties agree to enter into a transition services agreement which shall provide for such reasonable systems operations services and for such periods of time to be agreed by the Parties.

                (ii) Prior to the Closing, the Buyer and the Seller agree to use all commercially reasonable efforts to obtain the consent of the landlord of the Redwood Shores Facility to the transfer of the Seller's rights and obligations under the Redwood Shores Lease to the Buyer on the Closing Date. In the event that the Seller is unable to transfer or otherwise assign its rights and obligations under the lease to the Buyer, the Buyer and the Seller shall negotiate in good faith the terms of a sublease or other arrangement (with no economic gain or profit to the Seller) to provide the Buyer with the right to use and occupy the Redwood Shores Facility of the Seller during such transition period. In the event that the Seller is unable to sublease or make such other arrangements to provide the Buyer with the right to use and occupy the Redwood Shores Facility, the Seller shall provide the Buyer reasonable office space for Division Employees for a period of three (3) months (or such other period of time as the Parties may agree) which space shall be reasonably necessary to accommodate the Acquired Assets, and the Division Employees which space shall be acceptable to the Buyer in its reasonable discretion.

                (iii) The Seller agrees to cooperate with the Buyer and assist the Buyer (at no cost to the Seller), at the Buyer's request, in the relocation of the Division Employees to another facility, including, if necessary, assisting the Buyer in identifying a suitable alternative facility.

                (iv) Prior to the Closing, the Parties agree to enter into a reseller agreement that provides for, among other things, (A) the Seller to be the sole reseller of the Omega product for a period of twelve (12) months after the Closing, (B) the Seller to pay the Buyer 70% of all net revenues (i.e., net of any payments to third parties) received under such reseller agreement in connection with the sale of products and services under the reseller agreement, and (C) the Seller to support the reseller agreement with appropriate publicity and marketing to be mutually agreed by the Parties. The reseller agreement shall contain terms and conditions reasonably acceptable to the Parties. In the event the Parties are unable to agree on the terms of the reseller agreement, then the chief executive officer of each of the Buyer and the Seller shall resolve the dispute within five (5) business days after the failure to reach agreement on the terms of the reseller agreement.

                (v) Commencing from the date hereof, the Seller shall use its reasonable best efforts to relocate as promptly as possible without material disruption to the Division or the Seller, all servers and other equipment that are part of the Acquired Assets and that are located on one or more of Exodus Communications' premises in Santa Clara, California to a single, secure cage (as mutually agreed by the Parties) on one of such Exodus Communications' premises which shall have the same or substantially similar power supplies, security features and other services as presently provided. The Seller shall bear all costs and expenses related to such to such relocation.

                (vi) Commencing from the date hereof, the Seller shall use its reasonable best efforts to relocate as promptly as possible without material disruption to the Division or the Seller, all servers and other equipment that are part of the Acquired Assets and that are located on the Exodus Communications' premises in the United Kingdom to a single, secure location (or cage) on such premises which shall have the same or substantially similar power supplies, security features and other services as presently provided. The Seller shall bear all costs and expenses related to such to such relocation.

        7.      Conditions to Obligation to Close.

        (a) Conditions to Obligation of the Buyer. The obligation of the Buyer to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

                (i) the representations and warranties set forth in Section 3 above shall be true and correct in all respects at and as of the Closing Date; provided, however, that if after the date hereof and prior to the Closing, there shall occur any event or matter or group of events or matters that become known to the Buyer prior to Closing that cause or would be reasonably likely to cause one or more of the Seller's representations or warranties made herein not to be true in all respects as of the Closing Date that give rise or would be reasonably likely to give rise to Adverse Consequences, (A) less than $250,000 in the aggregate, then such event(s) shall not be deemed to be a failure of the condition set forth in this Section 7(a)(i) but the Buyer shall not have any rights to seek indemnification under Article 8 hereof for Adverse Consequences arising from such event; provided that the amount of loss arising from any such Adverse Consequences shall be considered Adverse Consequences suffered by the Buyer and shall be applied first against the $100,000 deductible pursuant to Section 8(b)(i) prior to any other Adverse Consequences being applied against the such $100,000 deductible;
        (B) $250,000 or greater but less than $1,000,000 in the aggregate, then such event(s) shall not be deemed to be a failure of the condition set forth in this Section 7(a)(i) but Buyer shall have the right to seek indemnification under Article 8 hereof for Adverse Consequences arising from such event(s), or (C) greater than $1,000,000 in the aggregate, then such event(s) shall be deemed to be a failure of the condition set forth in this Section 7(a)(i), but the Buyer shall nonetheless have the right in its sole discretion to proceed to Closing, and absent a specific agreement with the Seller to the contrary, in such case, the Buyer shall not have any rights to seek indemnification under Article 8 hereof for Adverse Consequences arising from such event(s). If the amount of Adverse Consequences is not able to be determined with reasonable specificity, the Buyer shall make a good faith estimate of the amount of such Adverse Consequences for purposes of this Section 7(a)(i). If the Seller objects to such estimate, the Parties shall refer such dispute within five (5) business days at either Party's request to a mutually agreeable independent arbitrator that has significant and relevant experience in such matters and who can, within three days, resolve the dispute. The Parties shall send such arbitrator a copy of this Agreement and all relevant information regarding such Adverse Consequences. Such arbitrator's determination shall be conclusive for purposes of determining whether a failure of the condition set forth in this Section 7(a)(i) shall have occurred (but shall not be used for purposes of determining the amount of Adverse Consequences for purposes of indemnification under Article 8);

                (ii) the Seller shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

                (iii) the Seller shall have obtained (i) the consents necessary to transfer nine (9) or more of the Key Contracts to the Buyer at the Closing, and (ii) the consents necessary to transfer 75% or more of the agreements identified as merchant contracts on Section 3(n) of the Disclosure Schedule attached hereto;

                (iv) the Seller shall have delivered to the Buyer a certificate to the effect that each of the conditions specified above in
        Section 7(a)(i)-(iii) is satisfied in all respects;

                (v) no action, suit, or proceeding shall be pending or threatened in writing before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement,
        (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, or (C) affect adversely the right of the Buyer to own the Acquired Assets or to control or operate the business of the Division, and no such injunction, judgment, order, decree, ruling, or charge shall be in effect;

                (vi) the Seller and the Buyer shall have received all other authorizations, consents, and approvals of governments and governmental agencies referred to in Section 3(c) and Section 4(c) above;

                (vii) the Seller shall have executed and delivered the Ancillary Agreements and the transition services agreement contemplated by Section 6(k) above at the Closing;

                (viii) there shall have been no material adverse change to the business, financial condition, operations, or results of operations, of the Division taken as a whole (excluding market and general economic conditions and any event, change or circumstance arising from or attributable to the announcement or pendency of the sale and purchase of the Division hereunder);

                (ix) all actions to be taken by the Seller in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Buyer and its counsel;

                (x) the Buyer shall not have identified anything during its continuing business and legal due diligence investigation of the Division which has or in the reasonable judgment of the Buyer could reasonably be expected to have a material adverse impact on any essential aspect of the business, financial condition, operations or results of operations of the Division (an "Adverse Discovery"), but only after the Buyer shall have negotiated in good faith with the Seller to address such Adverse Discovery through an amendment of this Agreement or otherwise and failed to reach a mutually acceptable resolution to such Adverse Discovery; provided that, the Buyer shall have notified the Seller within seven (7) days of the date hereof of any such Adverse Discovery;

                (xi) the Buyer shall have received evidence reasonably satisfactory to Buyer that the SVB Liens have been released; and

                (xii) at least 40% of the Division Employees who receive offers of employment from the Buyer shall have accepted such offers and not repudiated such offers prior to the Closing.

The Buyer may waive any condition specified in this Section 7(a) if it executes a writing specifically so stating at or prior to the Closing.

        (b) Conditions to Obligation of the Seller. The obligation of the Seller to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

                (i) the representations and warranties set forth in Section 4 above shall be true and correct in all material respects at and as of the Closing Date, and all the representations and warranties set forth in Section 4 above which are qualified by "material" or materiality shall be true and correct in all respects at and as of the Closing Date;

                (ii) the Buyer shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

                (iii) the Buyer shall have delivered to the Seller a certificate to the effect that each of the conditions specified above in
        Section 7(b)(i)-(ii) is satisfied in all respects;

                (iv) no action, suit, or proceeding shall be pending or threatened in writing before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, and no such injunction, judgment, order, decree, ruling, or charge shall be in effect;

                (v) the Seller and the Buyer shall have received all other authorizations, consents, and approvals of governments and governmental agencies referred to in Section 3(c) and Section 4(c) above;

                (vi) the Buyer shall have executed and delivered the Ancillary Agreements at the Closing;

                (vii) all actions to be taken by the Buyer in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Seller and its counsel; and

                (viii) the fair market value of the Base Price (excluding the Warrant, but assuming for this purpose that the Seller receives all of the Earnout Shares and Indemnity Shares) shall be not less than $15 million calculated using the CHF-USD exchange rate, as determined at 5 p.m., Swiss time, on the day preceding the Closing Date, by swissfirst Bank, AG, as applied to the average Closing Price for the thirty (30) trading days up to and including the day preceding the Closing Date.

The Seller may waive any condition specified in this Section 7(b) if it executes a writing specifically so stating at or prior to the Closing.

        8.      Remedies for Breaches of This Agreement.

        (a) Survival of Representations and Warranties. All of the representations and warranties of the Seller contained in Section 3(a)-(c) (relating to organization, authorization and non-contravention), Section 3(e) (relating to title to assets) and Section 3(m) (relating to intellectual property) of this Agreement shall survive the Closing and continue in full force and effect for a period of thirty (30) months thereafter. All of the representations and warranties of the Seller and the Buyer contained in Section 3(k) and Section 4(j) (relating to Taxes) of this Agreement shall survive the Closing and continue in full force and effect for the period of the applicable statute of limitations. All of the representations and warranties of the Seller contained in Section 3(i) (relating to undisclosed liabilities) of this Agreement shall survive the Closing and continue in full force and effect for a period equal to the longer of (i) twelve (12) months thereafter, or (ii) March 31, 2002. All of the other representations and warranties of the Buyer and the Seller contained in this Agreement shall survive the Closing and continue in full force and effect for a period of twelve (12) months thereafter. All of the foregoing survival periods shall apply even if the damaged Party knew or had reason to know of any misrepresentation or breach of warranty at the time of Closing.

        (b)     Indemnification Provisions for Benefit of the Buyer.

                (i) If the Buyer shall make a written claim for indemnification against the Seller within the applicable survival periods in Section 8(a) above, then the Seller shall indemnify and hold Buyer harmless from and after the Closing Date from and against any Adverse Consequences (including any Adverse Consequences the Buyer may suffer after the end of any applicable survival period) incurred or suffered by the Buyer, as a result of or arising from (i) any inaccuracy in any of the representations and warranties made herein by the Seller as of the date hereof and as of the Closing Date (as though such representations and warranties were made on the Closing Date by substituting the Closing Date for the date of this Agreement throughout
        Section 3 hereof, unless the context requires otherwise), (ii) or any breach of any pre-Closing covenant or pre-Closing agreement contained in this Agreement; provided, however, that the Seller shall not have any obligation to indemnify the Buyer from and against any Adverse Consequences under this Section 8(b) until the Buyer has suffered Adverse Consequences in excess of $100,000 (after which point the Seller will be obligated to indemnify the Buyer from and against Adverse Consequences in excess of such $100,000 deductible).

                (ii) The Seller agrees to indemnify the Buyer from and against the entirety of any Adverse Consequences the Buyer may suffer resulting from, arising out of, or caused by the SVB Liens, or any Liability of the Seller which is not an Assumed Liability (including any Liability of the Seller that becomes a Liability of the Buyer under any bulk transfer law of any jurisdiction, under any common law doctrine of de facto merger or successor liability, under Environmental, Health, and

        Safety Requirements, or otherwise by operation of law) or post-Closing covenant contained in this Agreement.

        (c)     Indemnification Provisions for Benefit of the Seller.

                (i) If the Seller shall make a written claim for indemnification against the Buyer within the applicable survival periods in Section 8(a) above, then the Buyer shall indemnify and hold Seller harmless from and after the Closing from and against any Adverse Consequences (including any Adverse Consequences the Seller may suffer after the end of any applicable survival period) incurred or suffered by the Seller, as a result of or arising from (i) any inaccuracy in any of the representations and warranties made herein by the Buyer as of the date hereof and as of the Closing Date (as though such representations and warranties were made on the Closing Date by substituting the Closing Date for the date of this Agreement throughout Section 4 hereof, unless the context requires otherwise), (ii) any breach of any pre-Closing covenant or pre-Closing agreement contained in this Agreement; provided, however, that the Buyer shall not have any obligation to indemnify the Seller from and against any Adverse Consequences under this Section 8(c) until the Seller has suffered Adverse Consequences in excess of $100,000 (after which point the Buyer will be obligated to indemnify the Seller from and against Adverse Consequences in excess of such $100,000 deductible).

                (ii) The Buyer agrees to indemnify the Seller from and against the entirety of any Adverse Consequences the Seller may suffer resulting from, arising out of, or caused by any Assumed Liability or post-Closing covenant contained in this Agreement.

        (d)     Matters Involving Third Parties.

                (i) If any third party shall notify any Party (the "Indemnified Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against the other Party (the "Indemnifying Party") under this Section 8, then the Indemnified Party shall promptly notify the Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying the Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party is materially prejudiced thereby.

                (ii) The Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice satisfactory to the Indemnified Party so long as (A) the Indemnifying Party notifies the Indemnified Party in writing within fifteen (15) days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party has elected to assume the defense and will indemnify the Indemnified Party from and against the entirety of any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, (B) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, and (C) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

                (iii) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with Section 8(d)(ii) above, (A) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (B) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the

        Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably), and (C) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably).

                (iv) In the event any of the conditions in Section 8(d)(ii)(C) above is or becomes unsatisfied, then (A) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it may deem appropriate with the consent of the Indemnifying Party (not to be unreasonably withheld) and (B) the Indemnifying Party will remain responsible for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Section 8.

                (v) In the event that the Indemnified Party would have available one or more defenses not otherwise available to the Indemnifying Party, then (A) the Indemnified Party shall have the right to assert such defenses by joining the action (and shall have the right to assert any other defenses that may be foreclosed to the Indemnifying Party due to the Indemnified Party joining the action) and (B) the Indemnifying Party shall reimburse the Indemnified Party promptly and periodically for the reasonable costs of asserting such defenses.

        (e) Escrow Claims. If any claim for indemnification is made by the Buyer pursuant to this Section 8 prior to the expiration of the escrow under the Escrow Agreement, the Buyer shall apply to the Escrow Agent for reimbursement of such claim in accordance with the provisions of this Section 8(e) and the provisions of the Escrow Agreement. Except in cases of intentional fraud and willful misconduct, and except for breaches of representations and warranties contained in Section 3(k) occurring after the expiration of the Indemnity Fund pursuant to the terms of the Escrow Agreement, or as provided below in this paragraph, the rights of the Buyer to make claims against the Indemnity Fund in accordance with this Section 8(e) shall be the sole and exclusive remedy of the Buyer for any claim for indemnification made by the Buyer pursuant to Section 8(b)(i) above. If the Indemnity Fund has a value less than the Floor and is insufficient to satisfy a claim for indemnification pursuant to this Section 8(e), then the Seller shall be obligated to pay (in addition to any cash or Indemnity Shares in the Indemnity Fund) additional cash to satisfy the unsatisfied portion of such claim ("Additional Indemnity Payments"), but only up to the amount, if any, of the Floor.

        For purposes of this Section 8(e), the following definitions shall apply:

        "Fair Market Value" means the value of the relevant block of Indemnity Shares based on the average of the high and low closing prices of such block on the relevant date of calculation (i) as reported on the Nasdaq system, if the Indemnity Shares are then listed on Nasdaq, (ii) if the Indemnity Shares are not then so listed, but are then listed on SWX New Market of the SWX, as reported by the SWX New Market of the SWX, after applying the CHF-USD exchange rate, as determined at 5 p.m., Swiss time, on such day, by swissfirst Bank, AG; provided that if such Indemnity Shares are not so reported or listed, then the Fair Market Value shall be the net proceeds actually received by the Escrow Agent in connection with the sale of such block.

        "Floor" means an amount (but not less than zero) determined on the date of the actual release of any Indemnity Shares in respect of any claim (a "Paid Claim") made by the Buyer pursuant to this Section 8(e) (the "Calculation Date") and shall be equal to, the result obtained by subtracting (x) the sum of (A) the Liquid Stock Value of any block of Liquid Stock (or cash in lieu thereof) paid in respect of any previous Paid Claim and (B) any Additional Indemnity Payments made by the Seller in connection with any previous Paid Claim from (y) the sum of (A) the Liquid Stock Value of each block of Liquid Stock in the Escrow Account on the Calculation Date (or cash in lieu thereof) and (B) the Fair Market Value of each block of Locked-up Stock in the Escrow Account on the Calculation Date.

        "Liquidation Date" means the date on which any block of Indemnity Shares is considered to be Liquid Stock; provided that the Liquidation Date shall not be considered to have occurred until there is a Third Party Institution willing to provide a Market Opinion and to sell such block of Liquid Stock if requested by the Seller.

        "Liquid Stock" means any block of Indemnity Shares that is freely tradable on the SWX New Market and as to which the lock-up restrictions set forth in the lock-up agreement to be entered into pursuant to Section 7(a)(vii) and EXHIBIT D of this Agreement have expired.

        "Locked-up Stock" means any block of Indemnity Shares that is either not freely tradable on the SWX New Market or as to which the lock-up restrictions set forth in the lock-up agreement to be entered into pursuant to Section 7(a)(vii) and EXHIBIT D of this Agreement have not expired.

        "Liquid Stock Value" means the value of any block of Liquid Stock, determined as follows:

        (a) if the Seller requests a Market Opinion with respect to a block of Liquid Stock on or prior to the fifth (5th) business day after the applicable Liquidation Date, and the Seller receives a Positive Market Opinion, then, if the Seller requests that the Third Party Institution sell the relevant block of Liquid Stock, the Liquid Stock Value shall be equal to the net proceeds received by the Seller in connection with the sale of such block of Liquid Stock by such Third Party Institution; provided that until the actual sale of such block of Liquid Stock, the Liquid Stock Value shall be equal to the Fair Market Value of such block on the Calculation Date;

        (b) if the Seller requests a Market Opinion with respect to a block of Liquid Stock on or prior to the fifth (5th) business day after the applicable Liquidation Date, and the Seller receives a Positive Market Opinion, then, if the Seller elects not to place the relevant block of Liquid Stock for sale with a Third Party Institution, then the Liquid Stock Value shall be equal to the Fair Market Value of such block of Liquid Stock as of the date of the Positive Market Opinion;

        (c) if the Seller requests a Market Opinion with respect to a block of Liquid Stock on or prior to the fifth (5th) business day after the applicable Liquidation Date, and the Seller does not receive a Positive Market Opinion, then the Liquid Stock Value shall be equal to the Fair Market Value of such block on the Calculation Date;

        (d) if the Seller has the right to request a Market Opinion with respect to a block of Liquid Stock and fails to make such request, then the Liquid Stock Value shall be the Fair Market Value of such block on the date the Seller could have exercised such right;

        (e) if at any time the Seller elects to sell any block of Liquid Stock, then the Liquid Stock Value shall be equal to the Fair Market Value of such block on the date two (2) business days after the Seller instructs the Escrow Agent to sell such block.

        "Market Opinion" means the opinion of any Third Party Institution indicating whether there is a market for the relevant block of Liquid Stock over the twenty (20) day trading period following the date of such opinion at a price not less than 30% of the Fair Market Value of such block.

        "Positive Market Opinion" means the opinion of any Third Party Institution indicating that there is a market for the relevant block of Liquid Stock over the twenty (20) day trading period following the date of such opinion at a price not less than 30% of the Fair Market Value of such block.

        "Third Party Institution" means either swissfirst Bank, AG or such other financial institution reasonably acceptable to the Parties.

        The Seller shall have the right to request a Market Opinion with respect to a block of Liquid Stock at any time prior to the fifth (5th) business day after the relevant Liquidation Date.

        (f) Other Remedies. Except in cases of fraud and willful misconduct, this Section 8 shall be the sole and exclusive remedy for breaches of representations, warranties, pre-Closing covenants contained in this Agreement and any other matter arising out of or related to the subject matter of this Agreement; provided however, neither Party shall be foreclosed from and each Party shall be permitted to pursue (i) any and all equitable relief or other equitable remedies (including, without limitation specific performance) that may be available to such Party, and (ii) any statutory, equitable, common law or other remedy that may be available to such Party for breach of any post-Closing covenants contained herein (including the covenants contained in Section 6), the covenants contained in Sections 5(h), 5(i) and 5(k) herein, the Ancillary Agreements, the transition services agreement contemplated by Section 6(k), and the sub-lease or other arrangement relating to the Redwood Shores Facility, if any, as contemplated by Section 6(k).

        9.      Termination.

        (a) Termination of Agreement. This Agreement may be terminated as provided below:

                (i) the Buyer and the Seller may terminate this Agreement by mutual written consent at any time prior to the Closing;

                (ii) the Buyer may terminate this Agreement by giving written notice to the Seller at any time prior to the Closing (A) if any of the conditions set forth in Section 7(a) of this Agreement shall have become incapable of fulfillment and shall not have been waived by the Seller, or (B) if the Closing shall not have occurred on or before March 18, 2001, by reason of the failure of any condition precedent under Section 7(a) hereof (unless the failure results primarily from the Buyer itself breaching any representation, warranty, or covenant contained in this Agreement); or

                (iii) the Seller may terminate this Agreement by giving written notice to the Buyer at any time prior to the Closing (A) if any of the conditions set forth in Section 7(b) of this Agreement shall have become incapable of fulfillment and shall not have been waived by the Seller, or (B) if the Closing shall not have occurred on or before March 18, 2001, by reason of the failure of any condition precedent under
        Section 7(b) hereof, unless the failure results primarily from the Seller itself breaching any representation, warranty, or covenant contained in this Agreement.

        (b) Effect of Termination. If any Party terminates this Agreement pursuant to Section 9(a) above, all rights and obligations of the Parties hereunder shall terminate without any Liability of any Party to the other

Party (except for any Liability of any Party then in material breach), and except that the following provisions shall survive termination: Section 6(c) (relating to confidentiality) and Section 10(k) (relating to expenses).

        10.     Miscellaneous.

        (a) Joint Communications; Public Announcements. No Party shall issue any press release or make any public announcement relating to the terms of this Agreement prior to the Closing without the prior written approval of the other Party; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its reasonable best efforts to advise the other Party prior to making the disclosure). With respect to any press release or any public announcement relating to the terms of this Agreement, the Parties agree to take reasonable best efforts to jointly communicate such terms. The Parties further agree to conduct a joint communication of the transactions contemplated herein to all existing customers.

        (b) No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

        (c) Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, to the extent they have related in any way to the subject matter hereof.

        (d) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party; provided, however, that the Buyer may (i) assign any or all of its rights and interests hereunder to one or more of its wholly-owned subsidiaries and (ii) designate one or more of its wholly-owned subsidiaries to perform its obligations hereunder (in any or all of which cases the Buyer nonetheless shall remain responsible for the performance of all of its obligations hereunder); provided, further, that the Seller may assign any or all of its rights and interests hereunder in connection with the sale of all or substantially all of its assets (in which case, the Seller nonetheless shall remain responsible for the performance of all of its obligations hereunder).

        (e) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

        (f) Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

        (g) Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

If to the Buyer, to:                                                   With a copy (which shall not constitute notice) to:
--------------------                                                   ---------------------------------------------------
e-centives, Inc.                                                       Hogan & Hartson L.L.P.


6901 Rockledge Drive, 7th Floor                                        555 Thirteenth Street, N.W.
Bethesda, Maryland 20817                                               Washington, D.C. 20004
Attention:  General Counsel                                            Attention:  Steven M. Kaufman
Facsimile: (240) 333-6204                                              Facsimile: (202) 637-5910


If to the Seller, to:                                                  With a copy (which shall not constitute notice) to:
---------------------                                                  ---------------------------------------------------
Inktomi Corporation                                                    Skadden, Arps, Slate, Meagher & Flom LLP
4100 East Third Avenue                                                 525 University Avenue, Suite 220
Foster City, CA  94404                                                 Palo Alto, California 94301
Attention:  General Counsel                                            Attention:  Kenton J. King
Facsimile:  (650) 653-2801                                             Facsimile: (650) 470-4570


Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

        (h) Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of California without giving effect to any choice or conflict of law provision or rule (whether of the State of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of California.

        (i) Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Buyer and the Seller. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

        (j) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

        (k) Expenses. Each of the Buyer and the Seller will bear his or its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby. The Seller agrees that the Division has not borne and will not bear, and the Assumed Liabilities do not include, any of the costs and expenses of the Seller (including any of its legal fees and expenses) in connection with this Agreement or any of the transactions contemplated hereby. The Seller also agrees that the Division has not paid any amount to any third party, and will not pay any amount to any third party, with respect to any of the costs and expenses of the Seller (including any of its legal fees and expenses) in connection with this Agreement or any of the transactions contemplated hereby.

        (l) Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. Nothing in the Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein unless the Disclosure Schedule identifies the exception on the portion of the Disclosure Schedule that relates to the representation or warranty with respect to which the exception is made. Without limiting the generality of the foregoing, if a mere listing (or inclusion of a copy) of a document or other item to evidence such exception is made, then upon the Buyer's reasonable request, the Seller shall disclose or provide to the Buyer any new information with respect to such listing and add such new information to the portion of the Disclosure Schedule that relates to the representation or warranty with respect to which the exception is made. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

        (m) Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

        (n) Specific Performance. Each of the Parties acknowledges and agrees that the other Party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter, in addition to any other remedy to which it may be entitled, at law or in equity.

        (o) Bulk Transfer Laws. The Buyer acknowledges that the Seller will not comply with the provisions of any bulk transfer laws of any jurisdiction in connection with the transactions contemplated by this Agreement. The Seller agrees to indemnify and hold harmless the Buyer from and against any Adverse Consequences that arise from such non-compliance by the Seller as provided in
Section 8(b)(ii).

        (p) Buyer's Actions in Switzerland. The Buyer shall take any action required to be taken herein vis-a-vis the SWX and other Swiss regulators or authorities or relating to the listing of any of its securities on the SWX (including, but not limited to, listing application and reporting) at its own expense.


                                      *****

                            [SIGNATURE PAGE FOLLOWS]

        IN WITNESS WHEREOF, the Parties hereto have executed this Asset Purchase Agreement as of the date first above written.

                                         BUYER:

                                         E-CENTIVES, INC.

                                         By:/s/ Kamran Amjadi
                                            ------------------------------------
                                            Kamran Amjadi
                                            Chairman and Chief Executive Officer


                                         SELLER:

                                         INKTOMI CORPORATION

                                         By:/s/ Richard Pierce
                                            ------------------------------------
                                            Richard Pierce
                                            Executive Vice President

Except for the License Agreement which is filed as Exhibit 10.1, the exhibits and schedules to the Asset Purchase Agreement are not being filed with this report. The Asset Purchase Agreement filed with this report briefly describes the contents of each exhibit and schedule to the Asset Purchase Agreement. The registrant undertakes to furnish supplementally a copy of any omitted exhibit and schedule to the Securities and Exchange Commission upon request. Pursuant to
Item 601(b)(2) of Regulation S-K, set forth below is a list of the omitted exhibits and schedules:

Exhibit A            Form of Warrant
Exhibit B            Form of Escrow Agreement
Exhibit C            Form of License Agreement
Exhibit D            Form of Lock-Up Agreement
Disclosure Schedules List of exceptions to the representations and warranties
Schedule I           List of Acquired Assets
Schedule II          List of Division Employees
Annex A              Determination of Earnout Shares
Annex B              Base Price Adjustment